EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use of our report dated September 30, 2004, included in this Annual Report on Form 10-KSB of IQ Biometrix, Inc. for the year ended June 30, 2004, with respect to the financial statements, as amended, included in this Form 10-KSB.

                                                /s/Malone & Bailey, PLLC
                                                Houston, Texas

                                                September 30, 2004